Jeffrey A. Rinde
Partner
Direct Dial: 646.218.7644
jrinde@hodgsonruss.com

EXHIBIT 5

August 22, 2007

American Dairy, Inc.
2275 Huntington Drive, #278
San Marino, CA 91108

Re: Registration Statement on Form S-1
Registration No. 333-144575

Ladies and Gentlemen:

We have acted as counsel to American Dairy, Inc., a Utah corporation, (the “Company”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) on or about the date of this letter of a registration statement on Form S-1 (as amended through the date of this letter, the “Registration Statement”), which, as so amended, relates to the registration of 1,821,245 shares of the common stock, par value $ 0.001 per share, of the Company (collectively the “Shares”), 251,040 of which underlie Common Stock Purchase Warrants held by certain selling securityholders identified in the Prospectus that is part of the Registration Statement (collectively the “Selling Securityholders”) (collectively the “Warrants”) and 1,570,201 of which underlie 7.75% Convertible Notes held by the Selling Securityholders (collectively the “Notes”) and issued or issuable upon conversion of the principal amount of the Notes and conversion of interest payable under the Notes.

This letter is being furnished at your request and in accordance with the requirements of Item 601 of Regulation S-K promulgated under Securities Act of 1933, as amended, (the “Act”).

The opinion set forth in this letter is subject to the following qualifications:

1.  In giving the opinion set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Articles of Incorporation and the By-Laws of the Company as filed as exhibits to the Registration Statement, (c) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (d) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (e) such certificates of officers of the Company as we have deemed appropriate and (f) such certificates of public officials as we have deemed appropriate.

American Dairy, Inc.
August 22, 2007

2.  We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy and (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter made in any document submitted to us.

3.  We do not express any opinion concerning any law other than the Business Corporation Act of the State of Utah, the provisions of the Constitution of the State of Utah relating to corporations and reported judicial decisions addressing the Business Corporation Act of the State of Utah and such provisions of the Constitution of the State of Utah (collectively the “Business Corporation Act of the State of Utah”).

4.  The opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and (b) does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).

5.  Even though the Shares may be sold by the Selling Securityholders from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, this letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on the opinion set forth in this letter.

Subject to the qualifications set forth in this letter, it is our opinion that under the Business Corporation Act of the State of Utah and the Articles of Incorporation and the By-Laws of the Company, the Shares, when issued and paid for in accordance with the provisions of the Warrants and the Notes, will be legally issued and fully paid and nonassessable.
We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

HODGSON RUSS LLP

By	/s/ Jeffrey A. Rinde
Jeffrey A. Rinde